UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2026
Veritone, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38093	47-1161641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5291 California Avenue, Suite 350 Irvine, California	92617
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Global Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2026, the Board of Directors (the “Board”) of Veritone, Inc. (the “Company”) authorized an amendment and restatement of the Veritone, Inc. Amended and Restated 2023 Equity Incentive Plan (the “First Amended 2023 Plan”) to increase the number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) authorized for issuance thereunder by 3,000,000 shares (the First Amended 2023 Plan as amended, the “Second Amended 2023 Plan”), subject to approval by the Company’s stockholders at the Company’s 2026 annual meeting of stockholders which took place on July 7, 2026 (the “Annual Meeting”). The Company’s stockholders approved the Second Amended 2023 Plan at the Annual Meeting and the Second Amended 2023 Plan became effective after the Annual Meeting on July 7, 2026.

The Second Amended 2023 Plan is described as part of Proposal 5 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 26, 2026 (the “Proxy Statement”), which description is incorporated herein by reference.

The foregoing summary of the Second Amended 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended 2023 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock from 150,000,000 shares to 225,000,000 shares (the “Charter Amendment”). The Charter Amendment is described as part of Proposal 4 in the Proxy Statement, which description is incorporated herein by reference. On July 10, 2026, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware, and the Charter Amendment became effective upon filing.

The foregoing summary of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders
The Annual Meeting was held on July 7, 2026. Of the 92,954,401 shares of Common Stock issued and outstanding and entitled to vote at the meeting, there were present at the meeting, in person or by proxy, the holders of 47,523,454 shares of Common Stock, representing approximately 51.12% of the total number of shares entitled to vote at the meeting. The following six proposals were presented and voted on at the meeting:

Proposal 1

To elect two nominees, Ryan Steelberg and Francisco Morales, as Class III directors, to serve on the Board for a three-year term expiring at the Company’s annual meeting of stockholders in 2029. The two nominees were elected by a plurality of the total votes cast with respect to such nominee’s election. The voting results were:

Nominee	For	Withheld	Broker Non-Votes
Ryan Steelberg	19,787,759	2,691,540	25,044,155
Francisco Morales	19,598,863	2,880,436	25,044,155

Proposal 2

To ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Such proposal was approved by a majority of the total votes cast on the matter. The voting results were:

For	Against	Abstain	Broker Non-Votes
46,822,302	477,190	223,962	–

Proposal 3

To approve, on an advisory basis, the compensation of the Company’s named executive officers. Such proposal was approved, on an advisory basis, by a majority of the total votes cast on the matter. The voting results were:

For	Against	Abstain	Broker Non-Votes
19,396,852	2,397,093	685,354	25,044,155

Proposal 4

To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 225,000,000. Such proposal was approved by a majority of total votes cast on the matter. The voting results were:

For	Against	Abstain	Broker Non-Votes
42,298,570	4,629,242	595,642	–

Proposal 5

To approve an amendment and restatement of the First Amended 2023 Plan. Such proposal was approved by a majority of the total votes cast on the matter. The voting results were:

For	Against	Abstain	Broker Non-Votes
19,371,537	3,029,508	78,254	25,044,155

Proposal 6

To approve the grant of a time-based RSU award and performance-based RSU award to Ryan Steelberg, the Company’s President, Chief Executive Officer and Chairman of the Board. Such proposal was approved by a majority of the total votes cast on the matter. The voting results were:

2

For	Against	Abstain	Broker Non-Votes
17,041,242	5,252,284	185,773	25,044,155

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of the Company.

10.1	Veritone, Inc. Second Amended and Restated 2023 Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITONE, INC.

By:	/s/ MICHAEL L. ZEMETRA
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer
Date: July 10, 2026
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